CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 9, 1994 included or incorporated by reference in Illinois Tool Works Inc.'s Form 10-K for the year ended December 31, 1993 and to all references to our firm included in this registration statement.







                                                   ARTHUR ANDERSEN & CO.


Chicago, Illinois
May 6, 1994